UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 6, 2019

(Date of earliest event reported)

POTLATCHDELTIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCH	Nasdaq

Item 5.07. Submission of Matters to Vote of Security Holders.

(a)On May 6, 2019, PotlatchDeltic Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders.

(b)

The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company’s Proxy Statement filed with the SEC on March 29, 2019.

(c)The certified results of the stockholder vote are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors to hold office until the 2022 annual Meeting of Stockholders or until the respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
Michael J. Covey	58,409,547	843,761	114,476	5,065,752
Charles P. Grenier	58,971,758	280,365	115,661	5,065,752
Gregory L. Quesnel	58,492,813	758,051	116,920	5,065,752
R. Hunter Pierson	58,566,254	701,978	99,552	5,065,752

Proposal 2 – Ratification of the Appointment of KPMG, LLP as Independent Auditors for 2019

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent auditors for 2019.

For	Against	Abstain
63,035,430	1,301,146	96,960

Proposal 3 – Approval by non-binding vote to approve executive compensation

The stockholders approved compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker non-votes
58,433,847	582,007	351,930	5,065,752

Proposal 4 – Approval by of the PotlatchDeltic 2019 Long-Term Incentive Plan.

The stockholders approved the PotlatchDeltic 2019 Long-Term Incentive Plan.

For	Against	Abstain	Broker non-votes
57,537,089	1,701,635	129,060	5,065,752

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2019

POTLATCHDELTIC CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

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